EXHIBIT 10.9








                         THE NEIMAN MARCUS GROUP, INC.
                             AMENDED AND RESTATED
                    KEY EXECUTIVE STOCK PURCHASE LOAN PLAN
                    (As amended through September 8, 1995)


      l. Purpose. The purpose of the Key Executive Stock Purchase Loan Plan (the "Plan") is to obtain for The Neiman Marcus Group, Inc. (referred to herein as "NMG" and, together with its subsidiaries, as the "Company") the benefits of the additional incentive inherent in the ownership of its securities by selected key executives who are important to the success and growth of the business of the Company and to help the Company obtain and retain the services of such employees.

      2. Administration. The Plan shall be administered by a Committee established by the Board of Directors of NMG, consisting of at least three directors. The Committee shall have authority, not inconsistent with the Plan, (a) to determine which of the key executives of the Company shall be eligible to receive stock purchase loans and/or restricted stock tax loans ("Loan Participants"), (b) to determine the time or times when loans shall be made and the amount of each loan, (c) to prescribe the forms of the instruments evidencing loans granted under the Plan and of any other instruments required under the Plan, (d) to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings, and (e) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

      3. Participants. The participants in the Plan shall be such key executives of the Company, whether or not also officers or directors, as may be selected from time to time by the Committee in its discretion. Directors who are not employees shall not be eligible. No loan may be made to a person who is a member of the Committee at the time of grant.

      4. Use of Loans; Collateral. Stock purchase loans made pursuant to the Plan shall be used by the Loan Participant solely in connection with (a) the purchase of capital stock of NMG (through exercise of stock options, open market purchases or private transactions) during those periods authorized by the Committee and in accordance with the rules and regulations established by the Committee for the purchase of stock or (b) the satisfaction of any tax withholding obligations arising upon the vesting of any shares of restricted stock ("Restricted Stock Loan"). All such purchases and all resales of capital stock of NMG shall be subject to any applicable requirements of federal and state securities laws. To the extent permitted by law, the Committee may, as a condition to granting a loan hereunder, require that the Loan Participant collateralize the loan by pledging to NMG the securities purchased with the proceeds of the loan and such other collateral as may from time to time be required by Regulation G, as issued by the Board of Governors of the Federal Reserve Board; any such pledge shall be documented by the execution and delivery of a Pledge Agreement in such form, and containing such provisions, not inconsistent herewith, as the Committee shall determine. The Committee may, in its sole discretion, determine to what extent, if any, withdrawal of collateral may be made by a Loan Participant.

      5. Amount of Loan; Limitations. The amount of any stock purchase loan granted under the Plan shall not exceed the sum of (a) the price of the securities purchased with the proceeds of the loan, (b) brokerage fees and other similar expenses incurred in connection with such purchase, and (c) in the case of an exercise of a "non-qualified" stock option (i.e., any stock option the exercise of which results in taxable income to the optionee on the date of exercise), that percentage of the difference between the aggregate fair market value of the securities purchased on the date of exercise and the aggregate option exercise price which equals the highest marginal federal income tax rate prevailing on the date of exercise. The amount of any Restricted Stock Loan granted under the Plan shall not exceed an amount equal to the product of (a) the number of shares released from restriction and to which the participant is entitled, times (b) the average of the high and low sales prices of NMG common stock on the release date, times (c) the highest marginal federal income tax rate prevailing on the release date. A Loan Participant may elect to borrow less than the maximum amount allowable, in the Loan Participant's sole discretion. A Loan Participant shall be eligible for more than one loan under the Plan.

      The Committee shall, subject to the limitations set forth in the following paragraph, determine the aggregate amount of loans which may be made to any Loan Participant.

      The aggregate unpaid principal amount of all loans outstanding under the Plan shall not, without the approval of the Board of Directors of NMG, exceed $3 million at any time.

      6. Note. Each loan made hereunder shall be evidenced by a Promissory Note, in such form and containing such provisions, not inconsistent herewith, as the Committee shall determine.

      7. Interest. Any Note issued hereunder shall bear interest at a rate to be determined by the Committee.




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      8.  Term of Loan.  The unpaid principal amount of any loan (and any unpaid interest thereon) shall become due and payable seven months after a Loan Participant shall cease to be an employee of the Company.

      9. Payment of Principal in Cash. The unpaid principal of a loan of a Loan Participant who ceases to be an employee of the Company within four years after the date of the loan for any reason other than (a) involuntary discharge, (b) death or (c) retirement or disability under the circumstances specified in Section 10(b)(iii) shall be repayable only in cash or in shares of NMG whose fair market value (measured as of the close of business on the day prior to repayment) is equal to the outstanding principal balance of the loan, or in a combination of both.

      10. Option to Pay Principal in Shares. The unpaid principal balance of a loan of a Loan Participant who ceases to be an employee of the Company
(a) more than four years after the date of the loan or (b) at any time during such four-year period by reason of (i) involuntary discharge, (ii) death or
(iii) retirement or disability under circumstances entitling the Loan Participant to benefits under a retirement plan or disability insurance plan for employees of the Company, shall be repayable at the option of the Loan Participant either in cash or in that number of shares of securities represented by the outstanding principal balance of the loan, or in a combination of both. The phrase "that number of shares of securities represented by the outstanding principal balance of the loan" under the Plan shall mean the number of shares of securities purchased with a stock purchase loan under the Plan at the time the loan is granted, adjusted to reflect the "anti-dilution" provisions of Section 13 and repayments, if any, previously made by the Loan Participant.

      11. Leave of Absence. Whether a leave of absence shall constitute termination of employment for the purpose of any loan granted hereunder shall be determined in each case by the Committee in its sole discretion. A Loan Participant who fails to return to the employ of the Company within 30 days after the expiration of a leave of absence which was not a termination of employment in the Committee's judgment shall be deemed, for purposes of the Plan, to have ceased to be an employee upon the expiration of such 30 day period.

      12. Prepayment. Notwithstanding any other provision of the Plan, a Loan Participant who has received a loan shall have the option to repay in cash or in shares of NMG whose fair market value (measured as of the close of business on the day prior to repayment) is equal to the outstanding principal balance of the loan, or in a combination of both, all or any portion of the outstanding balance of the loan at any time before the loan becomes due and payable.

      13. Changes in Stock. In the event of a stock dividend, split-up or combination of shares, recapitalization or merger in which NMG is the surviving corporation, or other similar capital change or changes, the resulting number and kind of shares of stock or securities of NMG attributable to "that number of shares of securities represented by the outstanding principal balance of the loan" (as such phrase is used in Section l0) under

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the Plan shall be appropriately adjusted by the Board of Directors of NMG, whose determination shall be binding on all persons. In the event of a consolidation or a merger in which NMG is not the surviving corporation, or in the event of a complete liquidation of NMG, the Board of Directors of NMG may make such adjustments and take such action as it deems appropriate to reflect or anticipate such merger, consolidation or liquidation.

      14. Employment Rights. The adoption of the Plan does not confer upon any employee of the Company any right to continued employment with the Company nor does it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

      15. Transferability. The rights of a Loan Participant under the Plan shall not be transferable except by will or the laws of descent and distribution.

      16. Amendment, Modification and Termination of the Plan. The Board of Directors of NMG may at any time terminate and may at any time and from time to time, and in any respect, amend or modify, the Plan; provided, however, that no such action of the Board of Directors of NMG shall in any manner affect any loan theretofore granted under the Plan without the consent of the Loan Participant.

      17. Effective Date. The Amended and Restated Key Executive Stock Purchase Loan Plan shall become effective as of September 8, 1995.




























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